Item 7(c) Exhibits

Exhibit (16) Letter from Eric Bolin,  CPA, P.C,  dated February 25, 2003.


Eric Bolin, CPA
6110 Executive Boulevard, Suite 232
Washington, MD 20549

February 25, 2003

U.S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Gentlemen:

On February 25, 2003, this firm received a draft of a Form 8K to be filed by Adirondack Pure Springs Mt. Water Co., Inc. reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

This firm has no disagreements with the statements made in the Form 8K, Item 4 disclosures.

Yours truly,


/s/Eric Bolin, CPA P.C.